Exhibit 99-1

                                                                      UACSC 96-C

                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 08/31/96


PRINCIPAL BALANCE RECONCILIATION                                             D O L L A R S                                 NUMBERS
                                                   CLASS A-1           CLASS A-2       CLASS A-3        TOTAL CLASS A's
                                                  --------------     -------------    -------------      --------------     ------
Original Principal Balance                        188,000,000.00     97,000,000.00    25,999,057.10      310,999,057.10     24,044
Beginning Period Principal Balance                188,000,000.00     97,000,000.00    25,999,057.10      310,999,057.10     24,044
Principal Collections - Scheduled Payments          3,560,150.00              0.00             0.00        3,560,150.97
Principal Collections - Payoffs                     7,045,624.55              0.00             0.00        7,045,624.55        628
Principal Withdrawal from Payahead                          0.00              0.00             0.00                0.00
Gross Principal Charge Offs                             2,281.50              0.00             0.00            2,281.50          1
Repurchases                                                 0.00              0.00             0.00                0.00
Ending Balance                                    177,391,942.98     97,000,000.00    25,999,057.10      300,391,000.08     23,415
                                                  ==============     =============    =============      ==============     ======

Certificate Factor                                     0.9435742         1.0000000        1.0000000           0.9658904
Pass Through Rate                                          6.190%            6.510%           6.630%              6.327%


CASH FLOW RECONCILIATION

Principal Wired                                                                                           10,679,779.42
Interest Wired                                                                                             1,128,756.40
Withdrawal from Payahead Account                                                                                   0.00
Repurchases (Principal and Interest)                                                                               0.00
Charge Off Recoveries                                                                                              0.00
Interest Advances                                                                                             28,005.11
Certificate Account Interest Earned                                                                           13,815.39
Spread Account Withdrawal                                                                                          0.00
Class A Surety Bond Draw for Class I Interest                                                                      0.00
Class A Surety Bond Draw for Class A Principal or Interest                                                         0.00

Total Cash Flow                                                                                           11,850,356.32
                                                                                                          =============

TRUSTEE DISTRIBUTION  (8/08/96)

Total Cash Flow                                                                                           11,850,356.32
Unrecovered Advances on Defaulted Receivables                                                                      0.00
Servicing Fee (Due and Unpaid)                                                                                     0.00
Interest to Class A-1 Certificateholders                                                                     355,581.11
Interest to Class A-2 Certificateholders                                                                     192,949.17
Interest to Class A-3 Certificateholders                                                                      52,669.76
Interest to Class I Certificateholders                                                                       212,915.88
Principal to Class A-1 Certificateholders                                                                 10,608,057.02
Principal to Class A-2 Certificateholders                                                                          0.00
Principal to Class A-3 Certificateholders                                                                          0.00
Surety Bond Premium                                                                                           39,310.21
Interest Advance Recoveries from Payments                                                                          0.00
Unreimbursed draws on Class A's Surety Bond for Class I Interest                                                   0.00
Unreimbursed draws on Class A's Surety Bond for Class A Principal or  Interest                                     0.00
Deposit to Payahead                                                                                           85,032.37
Certificate Account Interest to Servicer                                                                      13,815.39
Payahead Account Interest to Servicer                                                                              0.00
Excess                                                                                                       290,025.42

Net Cash                                                                                                           0.00
                                                                                                          =============

Monthly Servicing Fee and the Spread Amount                                                                1,533,711.51
                                                                                                          =============

Servicing Fee Retained from Interest Collections                                                              95,027.49

SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                                                                   0.00
Beginning Balance                                                                                                  0.00
Trustee Distribution of Excess                                                                               290,025.42
Interest Earned                                                                                                    0.00
Spread Account Draws                                                                                               0.00
Reimbursement for Prior Spread Account Draws                                                                       0.00
Distribution of Funds to Servicer                                                                                  0.00
Ending Balance                                                                                               290,025.42
                                                                                                          =============

Required Balance                                                                                           3,887,488.21




FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                                                                          15,549,952.85
Beginning Balance                                                                                         15,549,952.85
Reduction Due to Spread Account                                                                             -290,025.42
Reduction Due to Principal Reduction                                                                        -530,402.85
Ending Balance                                                                                            14,729,524.58
                                                                                                          =============

First Loss Protection Required Amount                                                                     14,729,524.58
First Loss Protection Fee %                                                                                        2.00%
First Loss Protection Fee                                                                                     24,793.84


SURETY BOND  RECONCILIATION

Original Balance                                                                                         310,999,057.10
Beginning Balance                                                                                        310,999,057.10
Draws                                                                                                              0.00
Reimbursement of Prior Draws                                                                                       0.00
Ending Balance                                                                                           310,999,057.10
                                                                                                         ==============

Adjusted Ending Balance Based Upon Required Balance                                                      300,764,499.14
                                                                                                         ==============
Required Balance                                                                                         300,764,499.14


PAYAHEAD RECONCILIATION


Beginning Balance                                                                                                  0.00
Deposit                                                                                                       85,032.37
Payahead Interest                                                                                                  0.00
Withdrawal                                                                                                         0.00

Ending Balance                                                                                                85,032.37
                                                                                                          =============
